UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 5, 2012

Date of Report (Date of earliest event reported)

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 5, 2012, a Company representative attended Raymond James 33rd Annual Institutional Investors Conference and held a presentation meeting. A copy of the presentation slides is attached as Exhibit 99.1 to this Report.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

In the presentation, the Company utilized financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide stockholders with an alternative method for assessing our operating results in a manner that enables stockholders to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide stockholders with a more informed baseline for modeling the Company’s future financial performance. Our management uses these non-GAAP measures for the same purpose. We believe that our stockholders should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. See Exhibit 99.1 to the Company’s Form 8-K, filed on February 14, 2012 for definitions of the non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to stockholders. In addition, in Exhibit 99.1 to the Company’s Form 8-K, filed on February 14, 2012, we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the accompanying slides attached as exhibits to this Report, the matters set forth therein are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but are not limited to, such factors as the Company’s’ business and growth strategy; the introduction and market reception to new product announcements; fluctuations in product demand and supply; prospects for the global economy; continued introduction of new products; the Company’s ability to maintain customer and vendor relationships; technological advancements; impact of competitive products and pricing; growth in targeted markets; successful integration of acquired companies and/or assets; the Company’s ability to successfully make additional acquisitions; risks of domestic and foreign operations, including excessive operation costs, labor shortages and joint venture prospects; unfavorable currency exchange rates; availability of tax credits; the Company’s ability to maintain its current growth strategy or continue to maintain its current performance and loadings in manufacturing facilities; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than Company currently anticipate; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the presentation slides. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Presentation Slides for Raymond James 33rd Annual Institutional Investors Conference in Orlando, Florida on March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2012	DIODES INCORPORATED

	By	/s/ Richard D. White RICHARD D. WHITE
Chief Financial Officer